UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2024

Longeveron Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40060	47-2174146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 520, Miami, Florida 33136

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 909-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LGVN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

To the extent required, the information set forth below in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 6, 2024, Jeffrey Pfeffer gave notice of his resignation from the Board of Directors (the “Board”) of Longeveron Inc. (the “Company”) and from each committee of the Board, to be effective immediately. Mr. Pfeffer’s decision to resign was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices, or the Company’s management or Board. On May 8, 2024, Cathy Ross gave notice of her resignation from the Board and from each committee of the Board, to be effective immediately. Ms. Ross’s decision to resign was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices, or the Company’s management or Board.

On each of May 7, 2024 and May 9, 2024, in accordance with Nasdaq Listing Rules, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) of Mr. Pfeffer’s and Ms. Ross’s resignations, respectively, and the resulting non-compliance with the majority independent board requirement of as set forth in Nasdaq Listing Rule 5605(b)(1) because independent directors do not comprise a majority of the Board, and the requirement to have an audit committee of at least three members, and at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication. In accordance with Nasdaq Listing Rule 5605(b)(1)(A), the Company has a cure period lasting until November 2, 2024 to regain compliance with the Nasdaq Listing Rules. The Board intends to identify a candidate to replace Mr. Pfeffer and to appoint a new director who satisfies the requirements of the Nasdaq Listing Rules prior to the expiration of the applicable cure period.

(d) On May 10, 2024, the Company’s Board appointed Richard Kender, age 68, to the Board as a Class II director, effective immediately, to fill the vacancy created by the resignation of Mr. Pfeffer. Mr. Kender was also appointed as a member of the Board’s Audit Committee. The Board determined that Mr. Kender meets the requirements for independence of audit committee members under the Nasdaq Listing Rules and the Securities Exchange Act of 1934, as amended, and also qualifies as an “audit committee financial expert” within the meaning of applicable Securities and Exchange Commission regulations. In connection with his appointment to the Board, and consistent with the Board’s current compensation arrangements with its non-employee directors, Mr. Kender will receive (1) an equity award for 16,000 restricted stock units (RSUs) under the Company’s 2021 Equity Incentive Plan, that will vest quarterly over three years and (2) the Company’s standard annual cash retainer for members of the Board and applicable committees, pro-rated based on the date of his appointment.

The Company also has entered into an indemnification agreement with Mr. Kender in the same form as the indemnification agreements that the Company has entered into with each of its directors. Furthermore, there is no arrangement or understanding between Mr. Kender and any other person pursuant to which he was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Kender that are required to be disclosed by Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Mr. Kender is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by the Company on May 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVERON INC.

Date: May 10, 2024	/s/ Wa’el Hashad
	Name:	Wa’el Hashad
	Title:	Chief Executive Officer

3